Exhibit 99.1

January 30, 2018

FOR IMMEDIATE RELEASE

Media Contact:  Neil Shapiro  (212) 895-1891

Investor Contact:  Joel Jeffrey  (212) 271-3610

www.stifel.com/investor-relations

STIFEL REPORTS FOURTH QUARTER AND FULL-YEAR 2017 FINANCIAL RESULTS

•	22nd consecutive year of record net revenues.
•	Annual net revenues of $2.9 billion, increased 13.6% compared with 2016.
•	Record quarterly net revenues of $804.1 million, increased 21.6% compared with the year-ago quarter.
•	Quarterly net loss attributable to common shareholders of $4.3 million, or $0.06 per diluted common share.
•	Record non-GAAP net income available to common shareholders of $120.6 million, or $1.47 per diluted common share.
•	Announced an increase in quarterly dividend by 20% to $0.12 per common share starting in first quarter of 2018.

ST. LOUIS, MO – Stifel Financial Corp. (NYSE: SF) today reported net loss attributable to common shareholders of $4.3 million, or $0.06 per diluted common share on record net revenues of $804.1 million for the three months ended December 31, 2017, compared with net income available to common shareholders of $24.5 million, or $0.31 per diluted common share, on net revenues of $661.4 million for the fourth quarter of 2016.

For the three months ended December 31, 2017, the Company reported record non-GAAP net income available to common shareholders of $120.6 million, or $1.47 per diluted common share. The Company’s reported GAAP net income for the three months ended December 31, 2017 was primarily impacted by 1) actions taken by the Company in response to the Tax Cuts and Jobs Act (“Tax Legislation”) that was enacted in the fourth quarter of 2017 to maximize tax savings; 2) litigation-related expenses associated with previously disclosed legal matters; 3) expected merger-related charges; 4) the revaluation of the Company’s deferred tax assets as a result of the enacted Tax Legislation; and 5) the favorable impact of the adoption of new accounting guidance during 2017 associated with stock-based compensation. Details discussed below and in the “Non-GAAP Financial Matters” section.

Chairman’s Comments

“We are pleased to announce that 2017 was our 22nd consecutive year of record net revenue of $2.9 billion that increased 14% from 2016. Both of our operating segments generated record results, as the investments we’ve made in our business generated stronger results and an improving economy provided a better operating environment than we experienced in the past few years. Wealth management benefitted from the further expansion of our bank balance sheet and growth in our fee-based assets. Our institutional group’s record results were driven by record investment banking activity in both advisory and underwriting that more than offset an industry-wide slowdown in trading activity. The result of our record revenue coupled with solid expense management was record non-GAAP net income as well as return on common equity of nearly 18% in the fourth quarter. We believe that this level of operating leverage is indicative of our capabilities as Stifel is well positioned to capitalize on the current market tailwinds of the lower corporate U.S. tax rates and improved global economic growth.” stated Ronald J. Kruszewski, Chairman & CEO of Stifel.

Fourth Quarter Review

Quarterly Highlights

•	Record net revenues of $804.1 million, increased 21.6% compared with the year-ago quarter.
•	Record net revenues and pre-tax operating income in Global Wealth Management.
•	Record net revenues and pre-tax operating income in Institutional Group.
•	Net loss attributable to common shareholders of $4.3 million, or $0.06 per diluted common share.
•	Record non-GAAP net income available to common shareholders of $120.6 million, or $1.47 per diluted common share.
•	Record client assets of $272.6 billion, increased 15.0% compared with the year-ago quarter and 3.0% sequentially.
•	Payment of regularly quarterly dividend of $0.10 per common share.
•	Bank net interest margin of 2.85% increased 5 basis points sequentially.

Financial Highlights (Unaudited)	Three Months Ended
(in 000s, except per share data)	GAAP (1) 12/31/17	GAAP 12/31/16	% Change	GAAP 9/30/17	% Change	Non-GAAP (2) 12/31/17	Non-GAAP (2) 12/31/16	% Change
Net revenues	$804,085	$661,391	21.6	$721,169	11.5	$804,085	$661,392	21.6
Net income/(loss)	$(1,988)	$26,880	(107.4)	$66,536	(103.0)	$122,969	$56,528	117.5
Preferred dividend	2,344	2,343	n/m	2,343	n/m	2,344	2,343	n/m
Net income/(loss) available to common shareholders	$(4,332)	$24,537	(117.7)	$64,193	(106.7)	$120,625	$54,185	122.6
Earnings per diluted common share	$(0.03)	$0.34	(108.8)	$0.82	(103.7)	$1.49	$0.71	109.9
Earnings per diluted common share available to common shareholders	$(0.06)	$0.31	(119.4)	$0.79	(107.6)	$1.47	$0.68	116.2
Compensation ratio	77.1%	63.6%		62.2%		60.0%	62.3%
Non-compensation ratio	23.0%	28.1%		22.8%		19.9%	24.2%
Pre-tax operating margin (6)	(0.1%)	8.3%		15.0%		20.1%	13.5%

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $266.0 million, an 8.2% decrease compared with the fourth quarter of 2016 and a 6.6% increase compared with the third quarter of 2017.

	Three Months Ended
(in 000s)	12/31/17	12/31/16	% Change	9/30/17	% Change
Global Wealth Management brokerage revenues	$163,421	$160,017	2.1	$158,334	3.2
Institutional brokerage:
Equity capital markets	49,628	64,007	(22.5)	45,209	9.8
Fixed income capital markets	52,961	65,712	(19.4)	46,079	14.9
Total institutional brokerage	102,589	129,719	(20.9)	91,288	12.4
Total brokerage revenues (3)	$266,010	$289,736	(8.2)	$249,622	6.6
•	Global wealth management brokerage revenues were $163.4 million, a 2.1% increase compared with the fourth quarter of 2016 and a 3.2% increase compared with the third quarter of 2017.
•	Institutional equity brokerage revenues were $49.6 million, a 22.5% decrease compared with the fourth quarter of 2016 and a 9.8% increase compared with the third quarter of 2017.
•	Institutional fixed income brokerage revenues were $53.0 million, a 19.4% decrease compared with the fourth quarter of 2016 and a 14.9% increase compared with the third quarter of 2017.

Investment Banking Revenues

Investment banking revenues were a record $232.7 million, a 73.1% increase compared with the fourth quarter of 2016 and a 27.9% increase compared with the third quarter of 2017.

	Three Months Ended
(in 000s)	12/31/17	12/31/16	% Change	9/30/17	% Change
Capital raising:
Global Wealth Management	$8,899	$12,064	(26.2)	$9,072	(1.9)

Equity capital markets	57,800	36,714	57.4	43,277	33.6
Fixed income capital markets	42,820	30,235	41.6	27,573	55.3
Institutional Group	100,620	66,949	50.3	70,850	42.0
Total capital raising (3)	109,519	79,013	38.6	79,922	37.0
Advisory fees (3)	123,227	55,439	122.3	101,982	20.8
Total investment banking	$232,746	$134,452	73.1	$181,904	27.9
•	Global wealth management capital raising revenues were $8.9 million, a 26.2% decrease compared with the fourth quarter of 2016 and a 1.9% decrease compared with the third quarter of 2017.
•	Institutional equity capital raising revenues were $57.8 million, a 57.4% increase compared with the fourth quarter of 2016 and a 33.6% increase compared with the third quarter of 2017.
•	Institutional fixed income capital raising revenues were $42.8 million, a 41.6% increase compared with the fourth quarter of 2016 and a 55.3% increase compared with the third quarter of 2017.
•	Advisory fee revenues were $123.2 million, a 122.3% increase compared with the fourth quarter of 2016 and a 20.8% increase compared with the third quarter of 2017.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were a record $186.6 million, a 24.8% increase compared with the fourth quarter of 2016 and a 3.7% increase compared with the third quarter of 2017.

Net Interest Income

Record net interest income of $106.8 million, a 42.9% increase compared with the fourth quarter of 2016 and a 6.5% increase compared with the third quarter of 2017.

•	Interest income was $126.6 million, a 39.4% increase compared with the fourth quarter of 2016 and a 7.4% increase compared with the third quarter of 2017.
•	Interest expense was $19.9 million, a 23.2% increase compared with the fourth quarter of 2016 and a 12.7% increase compared with the third quarter of 2017.

Annual Review

Annual Highlights

•	Record net revenues of $2.9 billion, increased 13.6% compared with 2016.
•	Record net revenues and pre-tax operating income in Global Wealth Management.
•	Record net revenues and pre-tax operating income in Institutional Group.
•	Net income available to common shareholders of $173.5 million, or $2.14 per diluted common share.
•	Record non-GAAP net income available to common shareholders of $323.4 million, or $3.99 per diluted common share.

For the year ended December 31, 2017, the Company reported net income available to common shareholders of $173.5 million, or $2.14 per diluted common share on record net revenues of $2.9 billion, compared with net income available to common shareholders of $77.6  million, or $1.00 per diluted share, on net revenues of $2.6 billion for the comparable period in 2016.

For the year ended December 31, 2017, the Company reported record non-GAAP net income available to common shareholders of $323.4 million, or $3.99 per diluted common share. The Company’s reported GAAP net income for the year ended December 31, 2017 was primarily impacted by 1) actions taken by the Company in response to the Tax Cuts and Jobs Act (“Tax Legislation”) that was enacted in the fourth quarter of 2017 to maximize tax savings; 2) anticipated merger-related charges; 3) litigation-related expenses associated with previously disclosed legal matters; 4) the revaluation of the Company’s deferred tax assets as a result of the enacted Tax Legislation; and 5) the favorable impact of the adoption of new accounting guidance during 2017 associated with stock-based compensation. Details discussed below and in the “Non-GAAP Financial Matters” section.

Financial Highlights (Unaudited)	Year Ended
(in 000s, except per share data)	GAAP 12/31/17	GAAP 12/31/16	% Change	Non-GAAP (2) 12/31/17	Non-GAAP (2) 12/31/16	% Change
Net revenues	$2,926,432	$2,575,496	13.6	$2,928,416	$2,579,599	13.5
Net income	$182,871	$81,520	124.3	$332,758	$189,611	75.5
Preferred dividend	9,375	3,906	140.0	9,375	3,906	140.0
Net income available to common shareholders	$173,496	$77,614	123.5	$323,383	$185,705	74.1
Earnings per diluted common share	$2.26	$1.05	115.2	$4.11	$2.44	68.4
Earnings per diluted common share available to common shareholders	$2.14	$1.00	114.0	$3.99	$2.39	66.9
Compensation ratio	66.9%	67.0%		61.2%	62.8%
Non-compensation ratio	23.9%	27.5%		21.7%	24.1%
Pre-tax operating margin (7)	9.2%	5.5%		17.1%	13.1%

Brokerage Revenues

Brokerage revenues for the year ended December 31, 2017 were $1.1 billion, a 10.8% decrease compared with 2016.

	Year Ended
(in 000s)	12/31/17	12/31/16	% Change
Global Wealth Management brokerage revenues	$661,334	$670,635	(1.4)
Institutional brokerage:
Equity capital markets	199,526	232,292	(14.1)
Fixed income capital markets	214,870	302,491	(29.0)
Total institutional brokerage	414,396	534,783	(22.5)
Total brokerage revenues (3)	$1,075,730	$1,205,418	(10.8)
•	Global wealth management brokerage revenues were $661.3 million, a 1.4% decrease compared with 2016.
•	Institutional equity brokerage revenues were $199.5 million, a 14.1% decrease compared with 2016.
•	Institutional fixed income brokerage revenues were $214.9 million, a 29.0% decrease compared with 2016.

Investment Banking

Investment banking revenues were a record $726.8 million, a 41.7% increase compared with 2016.

	Year Ended
(in 000s)	12/31/17	12/31/16	% Change
Capital raising:
Global Wealth Management	40,466	42,187	(4.1)

Equity capital markets	182,728	103,443	76.6
Fixed income capital markets	142,963	110,766	29.1
Institutional Group	325,691	214,209	52.0
Total capital raising (3)	366,157	256,396	42.8
Advisory fees (3)	360,606	256,637	40.5
Total investment banking (3)	$726,763	$513,033	41.7
•	Global wealth management capital raising revenues were $40.5 million, a 4.1% decrease compared with 2016.
•	Institutional equity capital raising revenues were $182.7 million, a 76.6% increase compared with 2016.
•	Institutional fixed income capital raising revenues were $143.0 million, a 29.1% increase compared with 2016.
•	Advisory fee revenues were $360.6 million, a 40.5% increase compared with 2016.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were a record $702.1 million, a 20.5% increase compared with 2016.

Net Interest Income

Record net interest income of $384.4 million, a 69.0% increase compared with 2016.

•	Interest income was $454.4 million, a 54.4% increase compared with 2016.
•	Interest expense was $70.0 million, a 4.7% increase compared with 2016.

Fourth Quarter &Full Year 2017

Compensation and Benefits Expenses

For the quarter ended December 31, 2017, compensation and benefits expenses were $620.3 million, which included $137.5 million of tax reform, merger-related, and severance expenses (collectively, non-GAAP adjustments). This compares with $420.6 million in the fourth quarter of 2016 and $448.4 million in the third quarter of 2017. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 60.0% in the fourth quarter of 2017 (non-GAAP measure).

For the year ended December 31, 2017, compensation and benefits expenses were $2.0 billion, which included $167.8 million of tax reform, merger-related, and severance expenses, (collectively, non-GAAP adjustments) compared to $1.7 billion in 2016. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 61.2% in the year ended December 31, 2017 (non-GAAP measure).

	Three Months Ended 12/31/17	Year Ended 12/31/17
GAAP compensation and benefits	$620,256	$1,958,929
As a percentage of net revenues	77.1%	66.9%
Non-GAAP adjustments: (4)
Tax reform	(133,319)	(133,319)
Merger-related	(2,729)	(23,603)
Severance	(1,432)	(10,925)
	(137,480)	(167,847)
Non-GAAP compensation and benefits	$482,776	$1,791,082
As a percentage of non-GAAP net revenues	60.0%	61.2%

Non-Compensation Operating Expenses

For the quarter ended December 31, 2017, non-compensation operating expenses were $184.6 million, which included litigation-related, merger-related, and tax reform expenses (collectively, non-GAAP adjustments) of $24.9 million. This compares with $185.9 million in the fourth quarter of 2016 and $164.6 million in the third quarter of 2017. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2017 were 19.9% (non-GAAP measure).

For the year ended December 31, 2017, non-compensation operating expenses were $698.0 million, which included litigation-related, merger-related, and tax reform expenses (collectively, non-GAAP adjustments) of $61.8 million, compared with $706.9 million in 2016. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2017 were 21.7% (non-GAAP measure).

	Three Months Ended 12/31/17	Year Ended 12/31/17
GAAP non-compensation expenses	$184,649	$697,967
As a percentage of net revenues	23.0%	23.9%
Non-GAAP adjustments: (4)
Litigation-related	(15,961)	(35,961)
Merger-related	(6,718)	(23,617)
Tax reform	(2,206)	(2,206)
	(24,885)	(61,784)
Non-GAAP non-compensation expenses	$159,764	$636,183
As a percentage of non-GAAP net revenues	19.9%	21.7%

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended December 31, 2017 was (142.4%). This compares with an effective income tax rate of 51.0% for the fourth quarter of 2016 and 38.5% for the third quarter of 2017. The adjusted non-GAAP effective income tax rate for the quarter ended December 31, 2017 was 23.9%.

The GAAP effective income tax rate for the year ended December 31, 2017 was 32.2%, compared with 42.8% in 2016. The adjusted non-GAAP effective income tax rate for the year ended December 31, 2017 was 33.6%.

The provision for income taxes for the three and twelve months ended December 31, 2017 was primarily impacted by 1) actions taken by the Company in response to the Tax Legislation that was enacted in the fourth quarter of 2017 to maximize tax savings; 2) the favorable impact of the adoption of new accounting guidance during 2017 associated with stock-based compensation; and 3) the revaluation of the Company’s deferred tax assets as a result of the enacted Tax Legislation.

	Three Months Ended 12/31/17	Year Ended 12/31/17
GAAP provision for income taxes	$1,168	$86,665
GAAP effective tax rate	(142.4%)	32.2%
Non-GAAP adjustments: (4)
Tax reform	53,328	53,328
Excess tax benefits from stock-based compensation (5)	21,144	38,596
Litigation and merger-related and severance	5,379	32,248
Revaluation of deferred tax assets	(42,443)	(42,443)
	37,408	81,729
Non-GAAP provision for income taxes	$38,576	$168,394
Non-GAAP effective tax rate	23.9%	33.6%

Conference Call Information

Stifel Financial Corp. will host its fourth quarter 2017 financial results conference call on Tuesday, January 30, 2018, at 8:00 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #5299459. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; Century Securities Associates, Inc.; and Eaton Partners LLC, and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s, except per share amounts)	12/31/17	12/31/16	% Change	9/30/17	% Change	12/31/17	12/31/16	% Change
Revenues:
Commissions	$168,754	$178,683	(5.6)	$162,612	3.8	$678,904	$729,989	(7.0)
Principal transactions	97,256	111,052	(12.4)	87,010	11.8	396,826	475,428	(16.5)
Brokerage revenues	266,010	289,735	(8.2)	249,622	6.6	1,075,730	1,205,417	(10.8)

Capital raising	109,509	78,204	40.0	79,922	37.0	366,147	256,397	42.8
Advisory fees	123,237	56,248	119.1	101,982	20.8	360,616	256,637	40.5
Investment banking	232,746	134,452	73.1	181,904	27.9	726,763	513,034	41.7
Asset management and service fees	186,563	149,484	24.8	179,848	3.7	702,064	582,789	20.5
Other income	12,016	12,994	(7.5)	9,558	25.7	37,524	46,798	(19.8)
Operating revenues	697,335	586,665	18.9	620,932	12.3	2,542,081	2,348,038	8.3
Interest revenue	126,615	90,844	39.4	117,862	7.4	454,381	294,332	54.4
Total revenues	823,950	677,509	21.6	738,794	11.5	2,996,462	2,642,370	13.4
Interest expense	19,865	16,118	23.2	17,625	12.7	70,030	66,874	4.7
Net revenues	804,085	661,391	21.6	721,169	11.5	2,926,432	2,575,496	13.6

Non-interest expenses:
Compensation and benefits	620,256	420,644	47.5	448,410	38.3	1,958,929	1,726,016	13.5
Occupancy and equipment rental	54,844	52,869	3.7	57,427	(4.5)	222,708	231,324	(3.7)
Communication and office supplies	30,807	34,376	(10.4)	34,650	(11.1)	133,493	139,644	(4.4)
Commissions and floor brokerage	10,945	9,662	13.3	11,232	(2.6)	44,132	44,315	(0.4)
Provision for loan losses	5,340	6,016	(11.2)	7,990	(33.2)	25,320	15,659	61.7
Other operating expenses	82,713	82,930	(0.3)	53,321	55.1	272,314	275,956	(1.3)
Total non-interest expenses	804,905	606,497	32.7	613,030	31.3	2,656,896	2,432,914	9.2
Income before income taxes	(820)	54,894	(101.5)	108,139	(100.8)	269,536	142,582	89.0
Provision for income taxes	1,168	28,014	(95.8)	41,603	(97.2)	86,665	61,062	41.9
Net income/(loss)	(1,988)	26,880	(107.4)	66,536	(103.0)	182,871	81,520	124.3
Preferred dividends	2,344	2,343	n/m	2,343	n/m	9,375	3,906	140.0
Net income/(loss) available to common shareholders	$(4,332)	$24,537	(117.7)	$64,193	(106.7)	$173,496	$77,614	123.5
Earnings per common share: (1)
Basic	$(0.06)	$0.37	(116.2)	$0.94	(106.4)	$2.53	$1.16	118.1
Diluted	$(0.06)	$0.31	(119.4)	$0.79	(107.6)	$2.14	$1.00	114.0

Weighted average number of common shares outstanding:
Basic	68,782	66,636	3.2	68,522	0.4	68,562	66,871	2.5
Diluted	68,782	79,539	(13.5)	80,881	(15.0)	81,035	77,563	4.5

Cash dividends declared per common share	$0.10	$—	n/m	$0.10	n/m	$0.20	$—	n/m

Summary Business Segment Results (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/17	12/31/16	% Change	9/30/17	% Change	12/31/17	12/31/16	% Change
Net revenues:
Global Wealth Management	$473,938	$407,535	16.3	$453,558	4.5	$1,822,218	$1,563,410	16.6
Institutional Group	332,401	253,168	31.3	264,747	25.6	1,110,768	1,014,164	9.5
Other	(2,254)	688	(427.6)	2,864	(178.7)	(6,554)	(2,078)	(215.4)
Total net revenues	$804,085	$661,391	21.6	$721,169	11.5	$2,926,432	$2,575,496	13.6

Operating expenses:
Global Wealth Management	$304,077	$284,683	6.8	$291,802	4.2	$1,195,312	$1,133,092	5.5
Institutional Group	258,901	205,653	25.9	213,030	21.5	892,787	850,021	5.0
Other	241,927	116,161	108.3	108,198	123.6	568,797	449,801	26.5
Total operating expenses	$804,905	$606,497	32.7	$613,030	31.3	$2,656,896	$2,432,914	9.2

Operating contribution:
Global Wealth Management	$169,861	$122,852	38.3	$161,756	5.0	$626,906	$430,318	45.7
Institutional Group	73,500	47,515	54.7	51,717	42.1	217,981	164,143	32.8
Other	(244,181)	(115,473)	111.5	(105,334)	131.8	(575,351)	(451,879)	27.3
Income/(loss) before income taxes	$(820)	$54,894	(101.5)	$108,139	(100.8)	$269,536	$142,582	89.0

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	48.9	52.9		49.1		50.0	55.7
Institutional Group	59.7	57.7		60.0		59.9	60.0
Non-compensation operating expenses
Global Wealth Management	15.3	17.0		15.2		15.6	16.8
Institutional Group	18.2	23.5		20.5		20.5	23.8
Income before income taxes
Global Wealth Management	35.8	30.1		35.7		34.4	27.5
Institutional Group	22.1	18.8		19.5		19.6	16.2
Consolidated pre-tax margin	(0.1)	8.3		15.0		9.2	5.5

Stifel Financial Corp.
Selected Key Metrics
(Unaudited)

Financial metrics:	As of and For the Three Months Ended
(in 000s, except percentages and per share amounts)	12/31/17	12/31/16	9/30/17
Total assets	$21,383,953	$19,129,356	$20,484,080
Total equity	2,861,576	2,738,408	2,932,405
Book value per common share	$38.26	$38.84	$40.67
Return on common equity (8)	(0.3%)	4.2%	9.7%
Non-GAAP return on common equity (2) (8)	17.9%	8.8%	10.8%
Return on tangible common equity (9)	(0.5%)	7.2%	16.1%
Non-GAAP return on tangible common equity (2) (9)	29.5%	15.2%	17.8%
Tier 1 common capital ratio (10)	16.9%	18.0%	18.3%
Tier 1 risk based capital ratio (10)	19.0%	20.3%	20.5%
Tier 1 leverage capital ratio (10)	9.5%	10.2%	10.4%
Pre-tax margin on net revenues	(0.1%)	8.3%	15.0%
Non-GAAP pre-tax margin on net revenues (2)	20.1%	13.5%	16.8%
Effective tax rate	(142.4%)	51.0%	38.5%
Non-GAAP effective tax rate (2)	23.9%	36.6%	38.9%

Statistical Information
(in 000s)	12/31/17	12/31/16	% Change	9/30/17	% Change
Statistical Information:
Financial advisors (11)	2,244	2,280	(1.6)	2,252	(0.4)
Locations	391	396	(1.3)	395	(1.0)
Total client assets	$272,591,000	$236,942,000	15.0	$264,717,000	3.0
Fee-based client assets	$87,560,000	$70,195,000	24.7	$82,999,000	5.5
Client money market and insured product	$17,286,000	$19,253,000	(10.2)	$17,420,000	(0.8)
Secured client lending (12)	$3,079,737	$2,959,628	4.1	$3,037,158	1.4

Stifel Bank & Trust - a component of Global Wealth Management
Selected Key Metrics
(Unaudited)
Selected operating data:	Three Months Ended					Year Ended
(in 000s, except percentages)	12/31/17	12/31/16	% Change	9/30/17	% Change	12/31/17	12/31/16	% Change
Net Interest Income	$103,985	$72,931	42.6	$97,300	6.9	$376,099	$225,114	67.1
Bank loan loss provision	5,340	6,016	(11.2)	7,990	(33.2)	25,320	15,659	61.7
Charge-offs	105	—	n/m	—	n/m	3,058	296	933.1
Net Interest Margin	2.85%	2.24%	27.2	2.80%	1.8	2.77%	2.34%	18.4

Financial Metrics:	As of
(in 000s, except percentages)	12/31/17	12/31/16	9/30/17
Total Assets	$14,995,795	$12,798,240	$14,538,750
Total Equity	1,058,488	943,545	1,019,257
Total Loans, net (includes loans held for sale)	7,173,827	5,819,778	6,949,369
Total Deposits	13,411,935	11,527,483	12,883,961
Available-for-sale securities, at fair value	3,766,372	3,174,642	3,687,248
Held-to-maturity securities, at amortized cost	3,694,377	3,034,380	3,550,962
Residential real estate	2,593,576	2,161,400	2,517,543
Commercial and industrial	2,437,938	1,710,399	2,380,417
Securities-based loans	1,819,206	1,614,033	1,839,981
Commercial real estate	116,258	78,711	78,614
Loans held for sale	226,068	228,588	166,335
Common equity tier 1 capital ratio (10)	14.3%	16.0%	14.4%
Tier 1 capital ratio (10)	14.3%	16.0%	14.4%
Total capital ratio (10)	15.3%	16.8%	15.3%
Tier 1 leverage ratio (10)	7.1%	7.1%	7.1%

Credit Metrics:
Allowance for loan losses	$67,466	$45,163	$62,229
Allowance as a percentage of retained loans	0.96%	0.81%	0.92%
Net charge-offs as a percentage of average loans	0.00%	0.00%	0.00%
Total nonperforming assets	27,030	26,934	21,776
Nonperforming assets as % of total assets	0.18%	0.21%	0.15%

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/17	12/31/16	% Change	9/30/17	% Change	12/31/17	12/31/16	% Change
Revenues:
Commissions	$118,292	$114,824	3.0	$115,410	2.5	$474,623	$491,214	(3.4)
Principal transactions	45,129	45,193	(0.1)	42,924	5.1	186,711	179,421	4.1
Brokerage revenues	163,421	160,017	2.1	158,334	3.2	661,334	670,635	(1.4)

Asset management and service fees	186,373	149,998	24.3	179,830	3.6	701,756	581,862	20.6
Net interest	112,190	78,748	42.5	102,831	9.1	400,414	248,784	60.9
Investment banking	8,899	12,064	(26.2)	9,072	(1.9)	40,466	42,187	(4.1)
Other income	3,055	6,708	(54.5)	3,491	(12.5)	18,248	19,942	(8.5)
Net revenues	473,938	407,535	16.3	453,558	4.5	1,822,218	1,563,410	16.6
Non-interest expenses:
Compensation and benefits	231,736	215,458	7.6	222,621	4.1	911,986	870,577	4.8
Non-compensation operating expenses	72,341	69,225	4.5	69,181	4.6	283,326	262,515	7.9
Total non-interest expenses	304,077	284,683	6.8	291,802	4.2	1,195,312	1,133,092	5.5
Income before income taxes	$169,861	$122,852	38.3	$161,756	5.0	$626,906	$430,318	45.7

As a percentage of net revenues:
Compensation and benefits	48.9	52.9		49.1		50.0	55.7
Non-compensation operating expenses	15.3	17.0		15.2		15.6	16.8
Income before income taxes	35.8	30.1		35.7		34.4	27.5

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/17	12/31/16	% Change	9/30/17	% Change	12/31/17	12/31/16	% Change
Revenues:
Commissions	$50,462	$63,859	(21.0)	$47,202	6.9	$204,281	$238,775	(14.4)
Principal transactions	52,127	65,860	(20.9)	44,086	18.2	210,115	296,008	(29.0)
Brokerage revenues	102,589	129,719	(20.9)	91,288	12.4	414,396	534,783	(22.5)
Capital raising	100,620	66,949	50.3	70,850	42.0	325,691	214,209	52.0
Advisory fees	123,227	55,439	122.3	101,982	20.8	360,606	256,638	40.5
Investment banking	223,847	122,388	82.9	172,832	29.5	686,297	470,847	45.8
Other (13)	5,965	1,061	462.2	627	851.4	10,075	8,534	18.1
Net revenues	332,401	253,168	31.3	264,747	25.6	1,110,768	1,014,164	9.5
Non-interest expenses:
Compensation and benefits	198,416	146,056	35.8	158,926	24.8	665,514	608,171	9.4
Non-compensation operating expenses	60,485	59,597	1.5	54,104	11.8	227,273	241,850	(6.0)
Total non-interest expenses	258,901	205,653	25.9	213,030	21.5	892,787	850,021	5.0
Income before income taxes	$73,500	$47,515	54.7	$51,717	42.1	$217,981	$164,143	32.8

As a percentage of net revenues:
Compensation and benefits	59.7	57.7		60.0		59.9	60.0
Non-compensation operating expenses	18.2	23.5		20.5		20.5	23.8
Income before income taxes	22.1	18.8		19.5		19.6	16.2

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended December 31, 2017, September 30, 2017, and December 31, 2016 and the years ended December 31, 2017 and 2016. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three months ended December 31, 2017, September 30, 2017, and December 31, 2016 and the years ended December 31, 2017 and 2016 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended			Year Ended
(in 000s)	12/31/2017	12/31/2016	9/30/2017	12/31/2017	12/31/2016
GAAP net income/(loss)	$(1,988)	$26,880	$66,536	$182,871	$81,520
Preferred dividend	2,344	2,343	2,343	9,375	3,906
Net income/(loss) available to common shareholders	(4,332)	24,537	64,193	173,496	77,614

Non-GAAP adjustments:
Tax reform (14)	135,525	—	—	135,525	—
Merger-related (15)	9,447	14,226	10,244	49,205	132,016
Litigation-related (16)	15,961	20,000	—	35,961	31,796
Severance	1,432	—	2,538	10,925	—
Provision for income taxes (17)	(37,408)	(4,578)	(5,369)	(81,729)	(55,721)
Total non-GAAP adjustments	124,957	29,648	7,413	149,887	108,091
Non-GAAP net income available to common shareholders	$120,625	$54,185	$71,606	$323,383	$185,705

Weighted average diluted shares outstanding	82,267	79,539	80,881	81,035	77,563

GAAP earnings per diluted common share (1)	$(0.03)	$0.34	$0.82	$2.26	$1.05
Non-GAAP adjustments	1.52	0.37	0.09	1.85	1.39
Non-GAAP earnings per diluted common share	$1.49	$0.71	$0.91	$4.11	$2.44

GAAP earnings per diluted common share available to common shareholders (1)	$(0.06)	$0.31	$0.79	$2.14	$1.00
Non-GAAP adjustments	1.53	0.37	0.10	1.85	1.39
Non-GAAP earnings per diluted common share available to common shareholders	$1.47	$0.68	$0.89	$3.99	$2.39

Footnotes

(1)

GAAP earnings per share for the three months ended December 31, 2017 is calculated using the basic weighted average number of common shares outstanding, not fully dilutive shares, as they are anti-dilutive in periods a loss is incurred.

(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(3)	Excludes revenue included in the Other segment
(4)	See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”
(5)	During the first quarter of 2017, the Company adopted new accounting guidance associated with stock-based compensation.
(6)

Non-GAAP pre-tax margin for the three months ended December 31, 2017 of 20.1% is calculated by adding tax reform, merger-related and severance non-GAAP adjustments of $162.4 million to our GAAP loss before income taxes of $0.8 million and dividing it by non-GAAP net revenues for the quarter of $804.1 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(7)

Non-GAAP pre-tax margin for the year ended December 31, 2017 of 17.1% is calculated by adding tax reform, litigation and merger-related and severance non-GAAP adjustments of $231.6 million to our GAAP income before income taxes of $269.5 million and dividing it by non-GAAP net revenues for the quarter of $2,928.4 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(8)

Computed by dividing annualized net income by average common shareholders’ equity or, in the case of non-GAAP return on common equity, computed by dividing non-GAAP net income by average common shareholders’ equity.

(9)

Computed by dividing annualized net income by average tangible shareholders' equity or, in the case of non-GAAP return on tangible common equity, computed by dividing non-GAAP net income by average tangible shareholders' equity. Tangible common shareholders' equity equals total common shareholders' equity less goodwill and identifiable intangible assets.

(10)	Capital ratios are estimates at time of the Company’s earnings release.
(11)	Includes 112, 123, and 116 independent contractors at December 31, 2017, December 31, 2016, and September 30, 2017, respectively.
(12)	Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at Stifel Bank.
(13)	Includes net interest, asset management and service fees, and other income.
(14)	Primarily related to actions taken by the Company in response to the Tax Legislation that was enacted in the fourth quarter of 2017 to maximize tax savings;
(15)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, professional fees, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(16)	Primarily related to costs associated with the Company’s previously disclosed legal matters.
(17)	Primarily related to 1) actions taken by the Company in response to the Tax Legislation that was enacted in the fourth quarter of 2017 to maximize tax savings; 2) the favorable impact of the adoption of new accounting guidance during 2017 associated with stock-based compensation; and 3) the revaluation of the Company’s deferred tax assets as a result of the enacted Tax Legislation.